                             PRINTRAK INTERNATIONAL INC.

                         NONQUALIFIED STOCK OPTION AGREEMENT


    This Nonqualifed Stock Option Agreement (the "Agreement") is entered into as of December 8, 1997, by and between Printrak International Inc., a Delaware corporation (the "Company") and Alfred B. Castleman (the "Optionee") pursuant to a special approval by the Company's Board of Directors on December 5, 1997.

    1. GRANT OF OPTION. The Company hereby grants to Optionee an option (the "Option") to purchase all or any portion of a total of 60,000 shares (the "Shares") of the Common Stock of the Company at a purchase price of $10.625 per share (the "Exercise Price"), subject to the terms and conditions set forth herein. This Option shall constitute a nonqualified stock option.

    2. VESTING OF OPTION. The right to exercise this Option shall vest in quarterly installments, and this Option shall be exercisable from time to time in whole or in part as to any vested installment. The Optionee's right to exercise this Option shall vest in 3,000 Shares each and every three (3) month period commencing on December 8, 1997 and subject to the terms of this Agreement, continuing each three (3) month period and shall be fully vested as of December 8, 2002.

    No additional shares shall vest after the date of termination of Optionee's "Continuous Service" (as defined in Section 3 below), but this Option shall continue to be exercisable in accordance with Section 3 hereof with respect to that number of shares that have vested as of the date of termination of Optionee's Continuous Service. Notwithstanding the foregoing, immediately prior to the consummation of a Change in Control (as defined in Section 10 below), the vesting of this Option shall accelerate as if Optionee had held such Option for a period two years longer than actually held.

    3. TERM OF OPTION. Optionee's right to exercise this Option shall terminate upon the first to occur of the following:

         a.   the expiration of ten (10) years from the date of this Agreement;

         b. the expiration of thirty (30) days from the date of termination of Optionee's Continuous Service if such termination occurs for any reason other than permanent disability or death; provided, however, that if Optionee dies during such three-month period the provisions of Section 3(d) below shall apply;

         c. the expiration of one (1) year from the date of termination of Optionee's Continuous Service if such termination is due to permanent disability of the Optionee (as defined in Section 22(e)(3) of the Internal Revenue Code (the "Code"));

         d. the expiration of one (1) year from the date of termination of Optionee's Continuous Service if such termination is due to Optionee's death or if death occurs during either the three-month or one-month period following termination of Optionee's Continuous Service pursuant to Section 3(b) or 3(c) above, as the case may be; or

         e. a Change in Control of the Company if such options are terminated pursuant to Section 10.

    As used herein, the term "Continuous Service" means (i) employment by either the Company or any parent or subsidiary corporation of the Company, or by a corporation or a parent or subsidiary of a corporation issuing or assuming a stock option in a transaction to which Section 424(a) of the Code applies, which is uninterrupted except for vacations, illness (except for permanent disability, as defined in Section 22(e)(3) of the Code) or leaves of absence which are approved in writing by the Company or any of such other employer corporations, if applicable, (ii) service as a member of the Board of Directors of the Company, or (iii) so long as

Optionee is engaged as a consultant or service provider to the Company or other corporation referred to in clause (i) above.

    4. EXERCISE OF OPTION. On or after the vesting of any portion of this Option in accordance with Section 2 above, and until termination of this Option in accordance with Section 3 above, the portion of this Option which has vested may be exercised in whole or in part by the Optionee (or, after Optionee's death, by the successor designated in Section 5 below) upon delivery of the following to the Company at its principal executive offices:

         a. a written notice of exercise which identifies this Agreement and states the number of Shares then being purchased (but no fractional Shares may be purchased);

         b. a check or cash in the amount of the Exercise Price (or payment of the Exercise Price in such other form of lawful consideration as the Administrator may approve from time to time (a) cash; (b) check; (c) the surrender of shares of Common Stock owned by the Optionee that have been held by the Optionee for at least six (6) months, which surrendered shares shall be valued at Fair Market Value as of the date of such exercise; (d) the Optionee's promissory note in a form and on terms acceptable to the Administrator; (e) the cancellation of indebtedness of the Company to the Optionee; (f) the waiver of compensation due or accrued to the Optionee for services rendered; (g) provided that a public market for the Common Stock exists, a "same day sale" commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the shares so purchased to pay for the Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company;
(h) provided that a public market for the Common Stock exists, a "margin" commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to pledge the shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company; or (i) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable corporate law.

         c. the Company shall have the power to withhold, or require Optionee to remit to the Company, an amount sufficient to satisfy any applicable Federal, state, and local tax withholding requirements with respect to any Options exercised hereunder. To the extent permissible under applicable tax, securities and other laws, the Administrator may, in its sole discretion and upon such terms and conditions as it may deem appropriate, permit Optionee to satisfy his obligation to pay any such tax, in whole or in part, up to an amount determined on the basis of the highest marginal tax rate applicable to Optionee, by
(a) directing the Company to apply shares of Common Stock to which Optionee is entitled as a result of the exercise of an Option or (b) delivering to the Company shares of Common Stock owned by Optionee hereunder. The shares of Common Stock so applied or delivered in satisfaction of the Optionee's tax withholding obligation shall be valued at their fair market value as of the date of measurement of the amount of income subject to withholding.

         d. a letter, if requested by the Company, in such form and substance as the Company may require, setting forth the investment intent of the Optionee, or person designated in Section 5 below, as the case may be.

    5. DEATH OF OPTIONEE; NO ASSIGNMENT. The rights of the Optionee under this Agreement may not be assigned or transferred except by will or by the laws of descent and distribution, and may be exercised during the lifetime of the Optionee only by such Optionee. Any attempt to sell, pledge, assign, hypothecate, transfer or dispose of this Option in contravention of this Agreement shall be void and shall have no effect. If the Optionee's Continuous Service terminates as a result of Optionee's death, and provided Optionee's rights hereunder shall have vested pursuant to Section 2 hereof, Optionee's legal representative, Optionee's legatee, or the person who acquired the right to exercise this Option by reason of the death of the Optionee (individually, a "Successor") shall succeed to the Optionee's rights and obligations under this Agreement. After the death of the Optionee, only a Successor may exercise this Option.

    6.   REPRESENTATIONS AND WARRANTIES OF OPTIONEE.

         a. Optionee represents and warrants that this Option is being acquired by Optionee for Optionee's personal account, for investment purposes only, and not with a view to the distribution, resale or other disposition thereof.

         b. Optionee acknowledges that the Company may issue Shares upon the exercise of the Option without registering such Shares under the Securities Act of l933, as amended (the "Act"), on the basis of certain exemptions from such registration requirement. Accordingly, Optionee agrees that Optionee's exercise of the Option may be expressly conditioned upon Optionee's delivery to the Company of an investment certificate including such representations and undertakings as the Company may reasonably require in order to assure the availability of such exemptions, including a representation that Optionee is acquiring the Shares for investment and not with a present intention of selling or otherwise disposing thereof and an agreement by Optionee that the certificates evidencing the Shares may bear a legend indicating such non-registration under the Act and the resulting restrictions on transfer. Optionee acknowledges that, because Shares received upon exercise of an Option may be unregistered, Optionee may be required to hold the Shares indefinitely unless they are subsequently registered for resale under the Act or an exemption from such registration is available.

         c. Optionee acknowledges that all rights and obligations connected with this Option are set forth in this Agreement.

    7. RESTRICTIVE LEGENDS. Optionee hereby acknowledges that federal securities laws and the securities laws of the state in which Optionee resides may require the placement of certain restrictive legends upon the Shares issued upon exercise of this Option, and Optionee hereby consents to the placing of any such legends upon certificates evidencing the Shares as the Company, or its counsel, may deem necessary or advisable.

    8. LIMITATION OF COMPANY'S LIABILITY FOR NONISSUANCE. The Company agrees to use its reasonable best efforts to obtain from any applicable regulatory agency such authority or approval as may be required in order to issue and sell the Shares to the Optionee pursuant to this Option. Inability of the Company to obtain, from any such regulatory agency, authority or approval deemed by the Company's counsel to be necessary for the lawful issuance and sale of the Shares hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such Shares as to which such requisite authority or approval shall not have been obtained.

    9. ADJUSTMENTS UPON CHANGES IN CAPITAL STRUCTURE. In the event that the outstanding Shares of Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, stock split, combination of shares, reclassification, stock dividend or other change in the capital structure of the Company, then appropriate adjustment shall be made by the Administrator to the number of Shares subject to the unexercised portion of this Option and to the Exercise Price per share, in order to preserve, as nearly as practical, but not to increase, the benefits of the Optionee under this Option.

    10. MERGERS AND OTHER REORGANIZATIONS. In the event that the Company at any time proposes to enter into any transaction approved by the Board to sell substantially all of its assets or merge or consolidate with any other entity as a result of which either the Company is not the surviving corporation or the Company is the surviving corporation and the ownership of the voting power of the Company's capital stock changes by more than 50% as a result of such transaction, or in the event of a "Recommended Share Purchase Offer" (as defined below) (a "Change in Control"), this Option, if not already exercisable, shall concurrent with and conditioned upon the effective date of the proposed transaction, be accelerated according to Section 2 hereof and the Optionee shall have the right to exercise the Option in respect to any or all of the vested Shares at such time. In addition, in the event of a Change in Control, this Option shall terminate upon the effective date of such transaction unless provision is made in writing in connection with such transaction for the continuance or assumption of this Option or the substitution for this Option of a new option of comparable value covering shares of a successor corporation, with appropriate adjustments as to the number and kind of shares and the Exercise Price, in which event this Option or the new option substituted therefor shall continue in the manner and under the terms so provided. If such provision is not made in such transaction, then the Administrator shall cause written notice of the proposed transaction to be given to Optionee not less than fifteen (15) days prior to the anticipated effective date of the proposed transaction. For purposes of this
Section 10, a "Recommended Share Purchase Offer" shall be a transaction in which an offer is made to purchase outstanding securities of the Company constituting more than 50% of the voting power of the Company's capital stock, which offer is recommended to the Company's securityholders by the Company's Board.

    11. NO EMPLOYMENT CONTRACT CREATED. Neither the granting of this Option nor the exercise hereof shall be construed as granting to the Optionee any right with respect to continuance of employment by the Company or any of its subsidiaries. The right of the Company or any of its subsidiaries to terminate at will the Optionee's employment at any time (whether by dismissal, discharge or otherwise), with or without cause, is specifically reserved, subject to any other written employment agreement to which the Company and Optionee may be a party.

    12. RIGHTS AS SHAREHOLDER. The Optionee (or transferee of this option by will or by the laws of descent and distribution) shall have no rights as a shareholder with respect to any Shares covered by this Option until the date of the issuance of a stock certificate or certificates to him or her for such Shares, notwithstanding the exercise of this Option.

    13. "MARKET STAND-OFF" AGREEMENT. Optionee agrees that, if requested by the Company or the managing underwriter of any proposed public offering of the Company's securities, Optionee will not sell or otherwise transfer or dispose of any Shares held by Optionee without the prior written consent of the Company or such underwriter, as the case may be, during such period of time, not to exceed 180 days following the effective date of the registration statement filed by the Company with respect to such offering, as the Company or the underwriter may specify.

    14. INTERPRETATION. This Option is granted by action of the Board of Directors and shall in all respects be interpreted in accordance with the terms hereof. The Administrator shall interpret and construe this Option, and any action, decision, interpretation or determination made in good faith by the Administrator shall be final and binding on the Company and the Optionee. As used in this Agreement, the term "Administrator" shall refer to the Board of Directors of the Company.

    15. NOTICES. Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed given when delivered personally or three (3) days after being deposited in the United States mail, as certified or registered mail, with postage prepaid, and addressed, if to the Company, at its principal place of business, Attention: the Chief Executive Officer, and if to the Optionee, at Optionee's most recent address as shown in the employment or stock records of the Company.

    16. ANNUAL AND OTHER PERIODIC REPORTS. During the term of this Agreement, the Company will furnish to the Optionee copies of all annual and other periodic financial and informational reports that the Company distributes generally to its stockholders.

    17. SEVERABILITY. Should any provision or portion of this Agreement be held to be unenforceable or invalid for any reason, the remaining provisions and portions of this Agreement shall be unaffected by such holding.

    18. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be deemed one instrument.

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


"PRINTRAK INTERNATIONAL INC."          "OPTIONEE"


By: /s/ Susanna Bennett                 /s/ Alfred B. Castleman
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    Susanna Bennett                    Alfred B. Castleman

Its: Corporate Secretary               SS#: